SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report:
                               November 26, 1996



                                  SALOMON INC
             (Exact name of registrant as specified in its charter)



      Delaware                       I-4346                    22-1660266
(State of Incorporation)     (Commission File No.)          (I.R.S. Employer
                                                           Identification No.)



 Seven World Trade Center, New York, New York                     10048
 (Address of Principal Executive Offices)                      (Zip Code)



                                (212) 783-7000
                          (Registrant's Telephone No.)





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Item 5.  Other Events

         On November 26, 1996, the Registrant issued a press release regarding the initial offering of Genesis Energy, L.P. shares, a copy of which is filed herewith as Exhibit 99(a) and incorporated herein by reference in its entirety. The offering generated a pretax gain of approximately $50 million (approximately $60 million if the underwriters' over-allotment option is exercised in whole) to be recorded in the fourth quarter.

         On November 27, 1996, the Registrant issued a press release "SB Motel Sells 12 Hotels to Hudson Hotels for $60.2 million," a copy of which is filed herewith as Exhibit 99(b) and incorporated herein by reference in its entirety.

         On September 12, 1996, Salomon Inc reported that Berkshire Hathaway Inc had advised Salomon that Berkshire was considering the sale of
         $400,000,000 of notes exchangeable for Salomon common stock. On November 25 and November 26, 1996, the Securities and Exchange Commission declared effective Salomon's Form S-3 registration statements (Nos. 333-11881 and 333-16775) in connection with an offering of $440,000,000 aggregate principal amount of Berkshire's 1.00% Senior Exchangeable Notes due December 2, 2001 (the "Notes"). Such Notes may be exchanged, at Berkshire's option, at maturity or upon redemption, or, at the holder's option, during certain periods, for up to an aggregate of 7,766,000 shares of Salomon common stock (subject to certain anti-dilution adjustments), representing an initial exchange price of $51.43 per share of Salomon common stock. Berkshire has granted the underwriters of the Notes a 30-day option to purchase up to an additional $60,000,000 aggregate principal amount of the Notes, which may be exchangeable for up to an additional 1,059,000 shares of Salomon common stock. Assuming that Berkshire were to deliver the maximum number of shares of Salomon common stock deliverable upon exchange of the Notes, Berkshire would beneficially own approximately 13,604,437 shares (12,545,437 shares if the underwriters' over-allotment option is exercised in full) of Salomon common stock, representing approximately 11.3% (10.4% if the underwriters' over-allotment option is exercised in full) of the outstanding voting power of Salomon. Berkshire has advised Salomon that its current intention is to deliver Salomon common stock in exchange for the Notes on those occasions when the terms of the Notes allow it to do so.
         However, such intention is subject to change at any time based on a variety of factors. The offering of the Notes closed on December 2, 1996.

         Exhibits:
                  99(a) Press release dated November 26, 1996 regarding the initial offering of Genesis Energy, L.P. shares.

                  99(b) Press release dated November 27, 1996 - "SB Motel Sells 12 Hotels to Hudson Hotels
                            for $60.2 million"








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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                            Salomon Inc
                                                           (Registrant)


Date:   December 9, 1996                         By: /s/ Richard J. Carbone
                                                            Controller